EXHIBIT 99.1

CytRx Reports 2013 Financial Results

On Track to Initiate Pivotal Global Phase 3 Clinical Trial of Aldoxorubicin as Second-Line Treatment for Soft Tissue Sarcoma in the First Quarter of 2014

LOS ANGELES – March 5, 2014 -- CytRx Corporation (Nasdaq: CYTR), a biopharmaceutical research and development company specializing in oncology, today reported financial results for the 12 months ended December 31, 2013, and also provided an overview of recent accomplishments and upcoming milestones for its clinical development programs.

“CytRx achieved a number of important clinical milestones in the aldoxorubicin program in 2013, including the announcement of positive top-line results from our global Phase 2b clinical trial in soft tissue sarcoma (STS) and the initiation of two Phase 2 clinical trials in glioblastoma and Kaposi’s sarcoma,” said Steven A. Kriegsman, CytRx President and CEO.  “We are entering 2014 on firm financial ground, having recently raised approximately $86 million, before deducting expenses, along with a cash balance of $38.5 million at year end 2013.  With this strong balance sheet, we are well funded to execute on our corporate objectives for the foreseeable future.”

Mr. Kriegsman added:  “Looking forward to 2014, we are well-positioned to commence our global Phase 3 pivotal trial of aldoxorubicin as a second-line treatment for STS, and are currently screening patients for entry in the trial.  We are also expecting data readouts in the second half of the year from the our ongoing Phase 2 clinical trial of aldoxorubicin in glioblastoma as well as updated results from our global Phase 2b trial of aldoxorubicin in first-line STS.”

2013 and Recent Highlights

Reported Positive Top-Line Results from Global Phase 2b Clinical Trial of Aldoxorubicin as First-Line Treatment for STS. In December 2013, CytRx announced highly positive, top-line efficacy results from a multicenter, randomized, open-label global Phase 2b clinical trial.  Aldoxorubicin demonstrated 80-100% superiority over doxorubicin in median progression-free survival (PFS), 6-month PFS and overall response rates (ORR).  All efficacy results for the aldoxorubicin treatment arm were highly statistically significant compared with doxorubicin treatment.

Secured Special Protocol Assessment (SPA) from FDA for Global Pivotal Phase 3 Clinical Trial of Aldoxorubicin as Second-Line Treatment for Soft Tissue Sarcoma (STS). In April 2013, CytRx announced it had reached an agreement with the U.S. Food and Drug Administration (FDA) under an SPA for a global pivotal Phase 3 trial with aldoxorubicin as a treatment for patients with soft tissue sarcomas who have relapsed or were refractory following prior treatment with chemotherapy.  The SPA is a written agreement between the Company, as the trial’s sponsor, and the FDA regarding the design, endpoints and planned statistical analysis approach of the pivotal Phase 3 clinical trial to be used in support of a potential New Drug Application (NDA) for aldoxorubicin.  In January 2014, the Company announced it has received approval from the FDA to amend the Phase 3 protocol to continue dosing patients with aldoxorubicin until disease progression (defined as an increase in the size of measurable tumors by 20% or the development of a new tumor lesion).  This FDA decision reflects a level of comfort with the  cardiac safety of aldoxorubicin  as demonstrated in previous clinical trials.  The Company believes that the additional treatment cycles create the potential for substantially improved Phase 3 efficacy results.

Initiated Phase 2 Clinical Trial of Aldoxorubicin in Patients with Unresectable Glioblastoma Multiforme. In November 2013, CytRx announced the initiation of a Phase 2 clinical trial with the Company’s aldoxorubicin for the treatment of unresectable glioblastoma multiforme (GBM), a deadly form of brain cancer. The open-label, multi-center study, which is expected to enroll up to 28 patients, is designed to investigate the preliminary efficacy and safety of aldoxorubicin in subjects with unresectable GBM whose tumors have progressed following prior treatment with surgery, radiation and temozolomide.  The primary objective of this trial is to determine PFS and OS, and the principal secondary objective is an evaluation of the safety of aldoxorubicin in the study subjects.

Initiated Phase 2 Clinical Trial of Aldoxorubicin as a First-Line Treatment for AIDS-related Kaposi’s Sarcoma. In January 2014, CytRx announced the initiation of a Phase 2 clinical trial to determine the preliminary efficacy and safety of aldoxorubicin for HIV-infected patients with Kaposi’s sarcoma (KS).  This open-label study will be conducted at the Louisiana State University Health Sciences Center in New Orleans and is expected to enroll up to 30 patients.

Reported Highly Favorable Preclinical Data in a Model of Human Glioblastoma at ESMO 2013. In September 2013 at the 2013 European Cancer Congress (ECCO/ESMO/ESTRO), CytRx presented preliminary preclinical study results which demonstrated that aldoxorubicin compared with doxorubicin produced statistically significant improvement in survival rates in animals with a human model of glioblastoma. Updated results are being presented at the American Association of Cancer Research (AACR) meeting in April, 2014.

Strengthened the Corporate Balance Sheet and Leadership Team. In October 2013 and February 2014, CytRx successfully completed two public offerings of common stock securing gross proceeds of approximately $26 million and $86 million, respectively.  CytRx intends to use the net proceeds of the offering to fund clinical trials of its drug candidate aldoxorubicin and for general corporate purposes, which may include working capital, capital expenditures, research and development and other commercial expenditures.  In January 2014, the Company appointed Shanta Chawla, M.D. as Vice President, Clinical Development.  Dr. Chawla brings more than 13 years of clinical research, operations and development experience, with a focus on oncology therapeutics and will support the Company’s upcoming global Phase 3 clinical trial of aldoxorubicin in STS.

Upcoming Major 2014 Milestones

•	Initiate a global Phase 3 pivotal trial of aldoxorubicin as a second-line treatment for STS in the first quarter of 2014

•	Announce preliminary results from the ongoing Phase 2 clinical trial of aldoxorubicin in Glioblastoma Multiforme in the second half of 2014

•	Initiate a global Phase 2b clinical trial of aldoxorubicin as a second-line treatment for small cell lung cancer (SCLC) in the second half of 2014

•	Announce OS results from its ongoing global Phase 2b clinical trial of aldoxorubicin as a first-line treatment for STS in the second half of 2014

•	Expand the oncology pipeline by combining our novel linker platform technology with additional chemotherapeutic agents

Full Year 2013 Financial Results

CytRx reported cash, cash equivalents and short-term investments of $38.5 million as of December 31, 2013.  On February 5, 2014, the Company completed a $86.0 million underwritten public offering, in which it sold and issued 13.2 million shares of common stock at a price of $6.50 per share.  Net of underwriting discounts, legal, accounting and other offering expenses, the Company received proceeds of approximately $80.5 million.

Net loss for the year ended December 31, 2013 was $47.5 million, or $1.44 per share, compared with a net loss of $18.0 million, or $0.78 per share, for the year ended December 31, 2012.  In 2013, the Company recognized a non-cash loss of $20.2 on the fair value adjustment of warrant derivative liabilities related to warrants issued in August 2011 and July 2009, as compared to a non-cash gain of $2.8 million in 2012. The Company reported licensing revenue of $300,000 in 2013, compared to $100,000 in 2012.

Research and development (R&D) expenses were $17.5 million for 2013, and included development expenses of $12.0 million for aldoxorubicin and $2.8 million for tamibarotene. R&D expenses were $12.7 million for 2012.

General and administrative (G&A) expenses were $10.3 million for 2013, compared with $8.4 million for 2012. G&A expenses included non-cash stock-compensation expense of $3.6 million and $2.0 million for 2013 and 2012, respectively.

About Soft Tissue Sarcoma

Sarcoma is an umbrella term for more than 50 subtypes of cancer that occur in the muscles, fat, blood vessels, tendons and other connective tissues in the body. Last year an estimated 38,000 new cases of soft tissue sarcoma were reported and more than 13,000 deaths were attributed to this cancer in the U.S. and Europe. Patients with metastatic, locally advanced or unresectable soft tissue sarcomas have a poor prognosis with progression-free survival of approximately 2 months to 4.6 months and median overall survival of approximately 9 months to 12 months. CytRx has been granted orphan drug designation by the FDA for the treatment of patients with soft tissue sarcomas.

About Glioblastoma

Glioblastoma is the most common and most malignant brain tumor in adults and afflicts more than 12,000 new patients in the U.S. annually. Despite surgical resection, radiotherapy and chemotherapy, the median survival after diagnosis is approximately 12 months to 14 months. Limited efficacy of chemotherapeutic agents has been attributed to several contributing factors including insufficient drug delivery to the tumor site through the blood-brain barrier.

About Kaposi’s Sarcoma

Kaposi sarcoma is a cancer that causes lesions (abnormal tissue) to grow in the skin; the mucous membranes lining the mouth, nose, and throat; lymph nodes; or other organs. The lesions are usually purple and are made of cancer cells, new blood vessels, red blood cells, and white blood cells. Kaposi sarcoma is different from other cancers in that lesions may begin in more than one place in the body at the same time. KS remains the most common HIV-associated tumor worldwide.

About Aldoxorubicin

The widely used chemotherapeutic agent doxorubicin is delivered systemically and is highly toxic, which limits its dose to a level below its maximum therapeutic benefit.  Doxorubicin also is associated with many side effects, especially the potential for damage to heart muscle at cumulative doses greater than 450 mg/m2.  Aldoxorubicin combines doxorubicin with a novel single-molecule linker that binds directly and specifically to circulating albumin, the most plentiful protein in the bloodstream.  Protein-hungry tumors concentrate albumin, thus increasing the delivery of the linker molecule with the attached doxorubicin to tumor sites.  In the acidic environment of the tumor, but not the neutral environment of healthy tissues, doxorubicin is released.  This allows for greater doses (3 ½ to 4 times) of doxorubicin to be administered while reducing its toxic side effects.  In studies thus far there has been no evidence of clinically significant effects of aldoxorubicin on heart muscle, even at cumulative doses of drug well in excess of 2 g/m2.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin (formerly known as INNO-206), its improved version of the widely used chemotherapeutic agent doxorubicin.  CytRx has completed a global Phase 2b clinical trial with aldoxorubicin as a first-line therapy for soft tissue sarcomas, a Phase 1b/2 clinical trial primarily in the same indication, a Phase 1b clinical trial of aldoxorubicin in combination with doxorubicin in patients with advanced solid tumors and a Phase 1b pharmacokinetics clinical trial in patients with metastatic solid tumors.  CytRx will initiate under a special protocol assessment a pivotal Phase 3 global trial with aldoxorubicin as a therapy for patients with soft tissue sarcomas whose tumors have progressed following treatment with chemotherapy, and recently announced that it has received approval from the FDA to continue dosing patients with aldoxorubicin until disease progression in that clinical trial.  CytRx has initiated a Phase 2 clinical trial with aldoxorubicin in patients with late-stage glioblastoma (brain cancer), and a Phase 2 clinical trial in HIV-related Kaposi’s sarcoma.  CytRx plans to expand its pipeline of oncology candidates based on a linker platform technology that can be utilized with multiple chemotherapeutic agents and may allow for greater concentration of drug at tumor sites.  CytRx also has rights to two additional drug candidates, tamibarotene and bafetinib. CytRx completed its evaluation of bafetinib in the ENABLE Phase 2 clinical trial in high-risk B-cell chronic lymphocytic leukemia (B-CLL), and plans to seek a partner for further development of bafetinib.  For more information about CytRx Corporation, visit www.cytrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the outcome, timing and results of CytRx's clinical trials, the risk that any future human testing of aldoxorubicin might not produce results similar to those seen in past human or animal testing, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including the Phase 3 clinical development of aldoxorubicin, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report.  All forward-looking statements are based upon information available to CytRx on the date the statements are first published.  CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Argot Partners
Michelle Carroll
212.600.1902
michelle@argotpartners.com

Media:
Argot Partners
Eliza Schleifstein
973.361.1546
eliza@argotpartners.com

Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development & Investor Relations
310-826-5648, x304
dhaen@cytrx.com

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CYTRX CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$11,483,112	$14,344,088
Short-term investments	27,084,980	24,000,000
Receivables	117,527	109,802
Interest receivable	8,464	26,517
Prepaid expenses and other current assets	2,329,742	1,212,041
Total current assets	41,023,825	39,692,448
Equipment and furnishings, net	175,452	253,277
Goodwill	183,780	183,780
Other assets	116,998	102,271
Total assets	$41,500,055	$40,231,776
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,853,531	$3,060,516
Accrued expenses and other current liabilities	2,802,833	3,033,189
Warrant liabilities	24,182,324	3,972,230
Total current liabilities	30,838,688	10,065,935
Commitment and contingencies
Stockholders’ equity:
Preferred Stock, $.01 par value, 5,000,000 shares authorized, including 25,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $.001 par value, 250,000,000 shares authorized; 42,116,964 and 30,607,916 shares issued and outstanding at December 31, 2013 and 2012, respectively	42,118	30,608
Additional paid-in capital	289,426,100	261,318,638
Treasury stock, at cost (143,796 shares and 90,546 at December 31, 2013 and 2012, respectively)	(2,417,247)	(2,279,238)
Accumulated deficit	(276,389,604)	(228,904,167)
Total stockholders’ equity	10,661,367	30,165,841
Total liabilities and stockholders’ equity	$41,500,055	$40,231,776

CYTRX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2013	2012	2011
Revenue:
Licensing revenue	$300,000	$100,000	$250,000

Expenses:
Research and development	17,500,469	12,684,793	15,491,301
General and administrative	10,273,576	8,353,330	7,317,169
Depreciation and amortization	120,399	113,936	95,517
	27,894,444	21,152,059	22,903,987
Loss before other income	(27,594,444)	(21,052,059)	(22,653,987)
Other income (loss):
Interest income	137,676	131,666	207,217
Other income, net	183,025	191,416	205,194
Gain (loss) on warrant liability	(20,210,094)	2,766,704	7,915,027

Loss before provision for income taxes	(47,483,837)	(17,962,273)	(14,326,549)
Income tax expense	(1,600)	(1,600)	(97,996)
Net loss	$(47,485,437)	$(17,963,873)	$(14,424,545)
Basic and diluted loss per share	$(1.44)	$(0.78)	$(0.80)
Basic weighted average shares outstanding	32,891,202	22,973,905	17,935,895
Diluted weighted average shares outstanding	32,891,202	22,973,905	17,935,895